As filed with the Securities and Exchange Commission on March 19, 2015
Registration No. 333-158572
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MDU RESOURCES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	No. 41-0423660 (I.R.S. Employer Identification Number)
1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices, including zip code)

MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN
(Full title of the plan)

David L. Goodin President and Chief Executive Officer MDU Resources Group, Inc. 1200 West Century Avenue Bismarck, North Dakota 58506-5650 (701) 530-1000	Doran N. Schwartz Vice President and Chief Financial Officer MDU Resources Group, Inc. 1200 West Century Avenue Bismarck, North Dakota 58506-5650 (701) 530-1000	Elizabeth W. Powers, Esq. Duane Morris LLP 1540 Broadway New York, New York 10036 (212) 692-1000
(Name, address and telephone number, including area code, of agents for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES
MDU Resources Group, Inc. filed a registration statement on Form S-8, Registration No. 333-158572, with the Securities and Exchange Commission on April 14, 2009, to register 3,000,000 shares of common stock, par value $1.00 per share, and an indeterminate amount of interests to be offered and sold pursuant to the MDU Resources Group, Inc. 401(k) Retirement Plan. In accordance with its undertaking in Part II, Item 9(a)(3) of the registration statement, MDU Resources Group, Inc. hereby amends the registration statement to remove from registration the 531,094 shares of common stock and plan interests that remain unsold at the date hereof.

Item 8.     Exhibits.

*24	Power of Attorney, filed as Exhibit 24 to Form S-8, on April 14, 2009, in Registration No. 333-158572.

*Previously filed and incorporated herein by reference.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 18th day of March, 2015.

MDU RESOURCES GROUP, INC.

By:	/s/ David L. Goodin
David L. Goodin
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Goodin	Chief Executive Officer and Director	March 18, 2015
David L. Goodin (President and Chief Executive Officer)
/s/ Doran N. Schwartz	Chief Financial Officer	March 18, 2015
Doran N. Schwartz (Vice President and Chief Financial Officer)
/s/ Nathan W. Ring	Chief Accounting Officer	March 18, 2015
Nathan W. Ring (Vice President, Controller and Chief Accounting Officer)
*	Director	March 18, 2015
Harry J. Pearce (Chairman of the Board)

Signature	Title	Date
*	Director	March 18, 2015
Thomas Everist
*	Director	March 18, 2015
Karen B. Fagg
Director
Mark A. Hellerstein
*	Director	March 18, 2015
A. Bart Holaday
*	Director	March 18, 2015
Dennis W. Johnson
Director
William E. McCracken
*	Director	March 18, 2015
Patricia L. Moss
*	Director	March 18, 2015
John K. Wilson
*By: /s/ Elizabeth W. Powers
Elizabeth W. Powers, as Attorney-in-Fact

SIGNATURES
The Plan. Pursuant to the requirements of the Securities Act of 1933, the MDU Resources Group, Inc. Employee Benefits Committee, which functions as the 401(k) Retirement Plan Committee, has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 18th day of March, 2015.

MDU RESOURCES GROUP, INC. 401(k) RETIREMENT PLAN

By:	/s/ Doran N. Schwartz
Doran N. Schwartz, Chairman
MDU Resources Group, Inc.
Employee Benefits Committee

EXHIBIT INDEX

*24	Power of Attorney, filed as Exhibit 24 to Form S-8, on April 14, 2009, in Registration No. 333-158572.

*Previously filed and incorporated herein by reference.